                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Clear Channel Communications, Inc. of (1) our report dated February 12, 1999 relating to the consolidated financial statements appearing in the Jacor Communications, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended December 31, 1998 and (2) our report dated February 11, 1998 relating to the consolidated financial statements appearing in the Jacor Communications, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




PRICEWATERHOUSECOOPERS LLP

Cincinnati, Ohio
July 20, 2000